Exhibit 99.5

GEOTHERMAL USE CONTRACT

This Geothermal Use Contract ( “Agreement”) is entered into effective as of 7th day of February 2012, by and between SOUTH PADRE ISLAND DEVELOPMENT, LLC, a Delaware limited liability company (“Seller”), and PRIME FINANCIAL L.L.C., an Oklahoma limited liability company, or its assigns (“Buyer”).

R E C I T A L S :

(a)	Buyer is purchasing from Seller the Property, pursuant to and as defined in the Real Estate Purchase Contract between, among other parties, Buyer and Seller, dated September 2011 (“Purchase Agreement”).

(b)	Section 4.9 of the Purchase Agreement provides that “Seller will enter into an agreement in a form mutually acceptable to Buyer and Seller, obligating Seller to use reasonable efforts to market and develop Seller’s (and its parent and subsidiaries) remaining property in Cameron County, Texas, utilizing Climate Master, Inc. geothermal heating, ventilation and air conditioning equipment, where technically feasible and economically practical...”

(c)	This Agreement constitutes the required agreement under Section 4.9 of the Purchase Agreement.

A G R E E M E N T S :

In consideration of the covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

1. Seller shall use reasonable efforts to market and develop Seller’s (and its parent and subsidiaries) remaining property in Cameron County, Texas, utilizing Cilmate Master, Inc. geothermal heating, ventilation and air conditioning equipment, where technically feasible and economically practical, including on the Property if re-acquired pursuant to the Put Options (as defined in the Purchase Agreement). This obligation includes Seller’s agents, assigns, contractors, and successors.

2. Any notice, request, demand, instruction or other communication given to either party hereunder shall be in writing, and shall be deemed to be delivered (a) on receipt if by hand delivery or facsimile transmission and (b) whether actually received or not, upon deposit of both the original and the copy, as provided below, in a regularly maintained official depository of the United States mail located in the continental United States, and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Seller:	South Padre Island Development, LLC
2817 Crain Highway
P.O. Box 1880
Upper Marlboro, Maryland 20774
Attn: Mr. William W. Vaughan, III
Fax: (301) 374-3301

If to Buyer:	Prime Financial L.L.C.
16 South Pennsylvania Avenue
Oklahoma City, Oklahoma 73107
Attn: Mr. David M. Shear
Fax: (405) 236-1209

Any party may change its notice address by giving notice of the change to the other party in the manner provided herein for giving notice.

3. This Agreement and the exhibits attached hereto contain the entire agreement between the parties, and no promise, representation, warranty or covenant not included in this Agreement regarding the subject matter herein has been or is relied upon by either party. No modification or amendment of the terms of this Agreement relating to the purchase and sale of the Property shall be of any force or effect unless made in writing and executed by both Buyer and Seller.

4. If any litigation arises hereunder, it is specifically stipulated that this Agreement shall be interpreted and constructed according to the laws of the State of Texas. Venue for any legal action arising out of this Agreement shall be Brownsville, Cameron County, Texas.

5. This Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors, and assigns, whenever the context so requires or admits. Either Buyer or Seller may assign its rights under this Agreement without the prior written consent of the other party, so long as the assignee assumes the obligations of the assignor, and the assignor is not released from responsibility for its obligations except by performance by its assignee.

6. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement on the separate signature pages attached as a part hereof.

“Seller”:	SOUTH PADRE ISLAND DEVELOPMENT, LLC, a Delaware limited liability company

	By:	/s/ Justin L. Autrey
		Name:	Justin L. Autrey
		Title:	Vice President

“Buyer”:	PRIME FINANCIAL, L.L.C. an Oklahoma limited liability company

	By:	/s/ David R. Goss
		Name:	David R. Goss
		Title:	Vice Preseident/Manager

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